Exhibit 10.7

ENERGY HUNTER RESOURCES, INC.
(A Delaware Corporation)

SUBSCRIPTION AGREEMENT
August 2019

ENERGY HUNTER RESOURCES, INC.

PO Box 540308

Dallas, Texas 75354

Ladies and Gentlemen:

Introduction

The undersigned investor acknowledges having reviewed this Subscription Agreement (this “Agreement”) relating to the offering (the “Offering”) by Energy Hunter Resources, Inc., a Delaware corporation (the “Company”) of Common Stock (the “Common Stock”). The undersigned understands that the minimum purchase is US $25,000 of Common Stock, unless waived by the Company.

Agreement

This Agreement sets forth the agreement between the undersigned investor (the “Investor”) and the Company relating to Investor’s subscription for, and purchase of, the Common Stock.

1. Terms of Subscription.

a. Investor hereby irrevocably subscribes for the purchase of ______ shares of Common Stock at a price per share of US $0.754779 for a total subscription amount of $________ (the “Subscription Amount”), payable as provided in Section 2 hereof. Investor understands and agrees that Investor’s subscription and purchase of Common Stock is subject to the terms of (i) this Agreement and (ii) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) attached hereto as Exhibit A (collectively this Agreement and the Certificate of Incorporation, the “Investment Documents”), as such Investment Documents may be amended from time to time.

b. Investor understands that any subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. The Company will advise the undersigned as soon as possible, but in any event within 5 days, after receipt of this Agreement and payment for the Common Stock whether all or a portion of this subscription has been accepted or rejected. If this subscription is rejected in whole or in part, the full amount of this subscription or the appropriate portion thereof, as applicable, will be returned promptly, but in no event later than five (5) days after the date the subscription or portion thereof is rejected, without interest or deduction. If Investor’s subscription is accepted, the Company will execute a copy of this Agreement and return it to Investor. The sole evidence of such acceptance is a counterpart of this Agreement duly executed by the Company and delivered to Investor.

c. Investor hereby acknowledges receipt of a copy of (i) the Investment Documents and (ii) such other documents provided to Investor in connection with a potential investment in the Company, the “Investor Materials”). Investor has not distributed and will not distribute the Investment Documents or the Investor Materials, or any portion thereof, to any person other than Investor’s investment advisor, accountant or legal or tax counsel (a “Representative”). Investor agrees that the Investment Documents and the Investor Materials and any other information relating to the Company which is furnished to Investor or any Representative by the Company shall be kept strictly confidential by Investor and such Representative and shall not be disclosed by Investor or such Representative in any manner whatsoever, in whole or in part, it being understood that such Representative will be informed by Investor of the confidential nature of such information and will be directed by Investor to treat such information confidentially.

2. Payment and Deliveries. On the date hereof, Investor shall deliver to the Company:

a. A check in the amount of the Subscription Amount payable to “Energy Hunter Resources,” or has delivered such payment by wire transfer of immediately available funds in accordance with the instructions set forth below, which is in full payment of the Subscription Amount.

Bank:	Capital One Bank
1110 E. Southlake Blvd.
Southlake, TX 76092
Account Name:	Energy Hunter Resources Inc.
ABA#:	111901014
A/C#:	4670191309

b. An executed counterpart signature page to this Agreement and the Registration Rights Agreement.

c. A completed Investor Questionnaire attached hereto as Exhibit B.

3. Closing. Closing on the purchase of the Common Stock by the shall occur on the date on which each of the following conditions, have been met (the “Closing Date”):

a. All deliveries required of the Investor under Section 2 shall have occurred;

b. The representations and warranties set forth in Section 4 hereof for the Investor shall be true and correct in all material respects on and as of the Closing Date except to the extent any such representation and warranty is made of a specific other date; and

c. The representations and warranties set forth in Section 5 hereof for the Company shall be true and correct in all material respects on and as of the Closing Date except to the extent any such representation and warranty is made of a specific other date;

If requested by an Investor, an officer of the Company shall certify in writing on the Closing Date as to the satisfaction of the above conditions precedent.

4. Representations and Warranties of the Investor

a. The Investor has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an unregistered, non-liquid, high-risk investment such as an investment in the Common Stock and has evaluated the merits and risks of such an investment. The Investor understands that the offer and sale of the Common Stock has not been approved or disapproved by the United States Securities and Exchange Commission, or any other federal or state office or agency. The Investor acknowledges that there is no public market for the Common Stock and Securities, and none is likely to develop.

b. In purchasing the Common Stock, the Investor is not relying upon any information, other than that contained in this Agreement and the results of its own independent investigation. The Investor has had an opportunity to ask questions of and receive answers from the Company and its officers concerning the terms and conditions of the purchase of the Common Stock, the proposed operations of the Company and the risks thereof, and all such questions have been answered to the full satisfaction of the Investor. The Investor has relied on its own professional advisors with regard to the tax and other economic considerations relating to the purchase of the Common Stock.

c. The Investor understands that (a) the Common Stock have not been or will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), (b) the Common Stock is being offered in reliance upon an exemption from the registration requirements of the Securities Act for transactions by an issuer not involving any public offering and (c) the Investor will have no right to require such registration. In addition, the Investor understands that it may not sell or transfer the Common Stock and/or the Securities except in compliance with the registration requirement of the Securities Act or pursuant to an applicable exemption therefrom.

d. The Investor is acquiring its Common Stock for its own account, for investment purposes only, and not with a view to the sale or other distribution thereof, in whole or in part. The Investor is aware that there are substantial restrictions on the transferability of the Common Stock and there will be no public market for the Common Stock. The Investor, therefore, may have to bear the risks of its investment for an indefinite period of time. The Investor acknowledges that it has sufficient liquid assets and is capable of bearing a complete loss of its Subscription Amount.

e. This Agreement, when duly executed and delivered, will constitute the valid and binding agreements of the Investor, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

f. The Investor is not subject to or obligated under any law, rule or regulation of any governmental authority, material agreement, instrument, license, franchise or permit, or subject to any writ, injunction or decree that would be breached or violated by its execution, delivery and performance of this Agreement.

g. The Investor, if a company, partnership, trust or other entity, is duly authorized and qualified to become a stockholder in, and authorized to make its capital contributions to, the Company, and the individual or individuals signing this Agreement and giving these representations and warranties, as the case may be, on behalf of the Investor has been duly authorized by us to do so and, the making of such contribution or signing of this Agreement will not conflict with any agreement to which it is a party or violate its governing instrument or violate any applicable governing laws.

h. Within five days after receipt of a request from the Company, the Investor hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s stockholders. The Investor further agrees that in the event it transfers the Common Stock, it will require the transferee of such Common Stock to agree to provide such information to the Company as a condition of such transfer.

i. The Investor maintains the Investor’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

j. The Investor represents that it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act (the provisions of which are known to and understood by the Investor) and has completed the Accredited Investor Questionnaire attached hereto as Exhibit B.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor:

a. The Company is a Company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to carry on its business as now conducted and as proposed to be conducted. The Company has made available for inspection by Investor and its representatives a true, correct, and complete copy of the Certificate of Incorporation.

b. As of the date hereof, the authorized capital stock of the Corporation consists of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.0001 per share, of which 6,797,790 shares Common Stock and 0 shares of preferred stock have been issued and are outstanding.

c. There are no outstanding options, warrants, exchange rights, preemptive rights, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, the issuance, sale, repurchase, transfer or registration of any equity securities of the Company, and the Company has no obligations of any kind to issue any additional securities.

d. The Company does not currently have any outstanding commitment to acquire, directly or indirectly, any capital stock or other ownership interests in any Company, partnership, joint venture, limited liability company or partnership or other entity.

e. Any Securities being sold by the Company to the Investor hereunder will, upon the issuance thereof in accordance with the terms of this Agreement, be (i) validly issued and outstanding, (ii) fully paid and non-assessable, (iii) not subject to or issued in violation of preemptive or similar rights, rights of first refusal or other rights, and (iv) free and clear of any and all Liens.

f. The Company has not ever owned or controlled and does not presently own or control, directly or indirectly, any capital stock or other direct or indirect ownership interest in any other Company, partnership, limited liability company, limited liability partnership, or any association or other business entity.

g. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board, and no other corporate action on the part of the Company or its stockholders is necessary to authorize the Company to enter into the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that (i) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, and (iii) certain obligations may be limited by principles of public policy.

h. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder will not (i) conflict with, or result in a breach of any provision of the Articles of Incorporation or bylaws of the Company, (ii) violate any law by which the Company or its properties or assets are bound, or (iii) result in a violation or breach of, or constitute a default under (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default under), or result in the creation of any lien upon, or create (or entitle any person with the giving of notice, the passage of time or otherwise) any rights of termination, cancellation or acceleration in any person with respect to any license, franchise or permit of the Company, or any agreement, contract, indenture, mortgage or instrument to which the Company is a party or by which any of its properties or assets is bound.

i. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority (other than filings required to be made under applicable Federal and State securities laws, if any) on the part of the Company, or under any contract to which the Company is a party, is required in connection with the authorization, execution, delivery of this Agreement and performance of all obligations the Company hereunder, and the authorization, issuance and delivery of the Common Stock and the Securities pursuant to this Agreement.

6. Legends. Any share certificate evidencing the Securities issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable securities laws or corporate laws or any other contract between the Investor and the Company):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS. ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS COVERING THESE SECURITIES, THE COMPANY MAY IN ITS REASONABLE DISCRETION, REQUIRE AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO IT, AS A CONDITION TO ANY SUCH SALE, TRANSFER OR DISPOSITION.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN A SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.

7. Indemnification.

a. The Investor agrees to indemnify and hold harmless the Company and its members, managers, employees, agents and officers to the extent permitted by law, for any and all costs, expenses, liabilities or losses (including reasonable legal fees and expenses) which the indemnified party may incur if and to the extent such costs, expenses, liabilities or losses are caused by the inaccuracy or breach by the Investor of any of its Representations and Warranties in Section 4 hereof. Such obligation shall be limited to the dollar amount of the Investor’s Subscription Amount.

b. If the information supplied herein by the Investor is inaccurate, the offering or sale to the Investor of the Common Stock and the Securities could result in the loss of the exemption from registration under the Securities Act or blue sky laws of certain States upon which the Company is relying in connection with the offering of the Common Stock. Consequently, the Investor, by completing, executing and delivering this Agreement, acknowledges and represents that the foregoing statements are true and accurate and that the Investor will promptly notify the Company of any changes in the foregoing.

8. Market Stand-Off Agreement. The Investor hereby agrees that, to the extent requested by the Company or any managing underwriter retained by the Company, the Investor will not sell, make short sale of, loan, grant any option for the purchase of, or otherwise dispose of (other than to donees who agree to be similarly bound) any of the Securities during a period up to 180 days following the effective date of a registration statement (or offering circular under Regulation A+) relating to securities of the Company filed under the Securities Act for the Company’s initial public offering (or such shorter period as the Company or managing underwriter may authorize). To enforce the foregoing covenant, the Company may impose stock transfer restrictions with respect to the Securities, and the Investor shall enter into customary lockup agreements as requested by the Company or any underwriter with respect to the Securities. Notwithstanding the foregoing, the obligations described in this Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

9. Tax Consequences. The Investor has reviewed with the Investor’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Investor understands that the Investor (and not the Company) shall be responsible for the Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

10. Disqualification Events. No “bad actor” disqualification event is applicable to the Investor or, to the Investor’s knowledge, any person, with respect to such Investor as an “issuer” for purposes of Rule 506 promulgated under the Act, listed in the first paragraph of Rule 506(d)(1), except for a disqualification event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

11. No General Solicitation. Neither the Company, the Investor, nor in the case of an Investor that is a partnership, trust, corporation, or other entity, any of its officers, directors, members, managers, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Common Stock.

12. Miscellaneous.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

b. Assignment. This Agreement is not transferable or assignable by the Investor; provided, the Investor may assign its rights and delegate its duties hereunder in their entirety to any affiliate of the Investor.

c. Amendment or Waiver. This Agreement, including any provision hereof, including any provision thereof, may not be amended or waived, except by an instrument in writing properly executed by the Investor and the Company

d. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and assigns.

e. Adjustment for Stock Split. All references to the number of shares of Common Stock in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Common Stock that may be made by the Company after the Effective Date.

f. Entire Agreement; Conflicts. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the matters described herein and supersede all prior agreements or understandings, written or oral, between the parties with respect thereto.

g. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be sent to the parties by personal hand delivery, by certified mail, postage prepaid, by recognized international overnight courier service, service fee prepaid, or by facsimile, in accordance with this Section 11(g). All notices shall be deemed received: (i) if given by hand, immediately, (ii) if given by certified mail, three business days after posting, (iii) if given by overnight courier service, the next business day in the jurisdiction of the recipient or (iv) if given by facsimile, upon receipt thereof by the recipient’s facsimile machine as indicated either in the sender’s identification line produced by the recipient’s facsimile machine or in the sender’s transmission confirmation report as produced electronically by the sender’s facsimile machine, in each case to the parties at their respective addresses set forth on the signature page hereto or at such other address as each party may designate for that party by like notice to the other parties.

h. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be identical and may be introduced in evidence or used for any other purpose without any other counterpart, but all of which shall together constitute one and the same agreement. Signatures of any party transmitted by facsimile or electronic mail (including, without limitation, electronic mailing of a so-called portable document format or “pdf” of a scanned counterpart) shall be treated as and deemed to be original signatures for all purposes, and shall have the same binding effect as if they were original, signed instruments delivered in person.

i. Further Assurances. The Investor agrees upon the request of the Company to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Investor has hereby executed this Subscription Agreement as of the date set forth above.

INVESTOR:

By:
Name:
Title:

Mailing Address:

Phone:

E-Mail Address:

U.S. Employer Identification Number:

Country/State of Residence and Domicile:

Subscription Amount:

ACCEPTED this ___ day of

ENERGY HUNTER RESOURCES, INC.

By:
	Name:	Gary C. Evans
	Title:	Chairman & CEO
PO Box 540308
Dallas, Texas 75354

[Signature Page to Subscription Agreement]

EXHIBIT A

CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ENERGY HUNTER RESOURCES, INC.

Energy Hunter Resources, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1.	The original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on May 11, 2016.

2.	This Amended and Restated Certificate of Incorporation, which restates and amends the Original Certificate of Incorporation, has been declared advisable by the board of directors of the Corporation (the “Board of Directors”), duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 228, 242 and 245 of the DGCL. References to “this Amended and Restated Certificate of Incorporation” herein refer to the Amended and Restated Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time.

3.	The Original Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I.

The name of this corporation (the “Corporation”) is Energy Hunter Resources, Inc.

ARTICLE II.

The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801 in New Castle County. The registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV.

The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be (a) 500,000,000 shares of common stock, par value $.0001 per share (“Common Stock”) and (b) 10,000,000 shares of preferred stock, par value $.0001 per share (“Preferred Stock”).

Contingent and effective upon the filing of this Amended and Restated Certificate of Incorporation, every 5.7 outstanding shares of Common Stock, which are outstanding on December 1, 2016, will be combined into and automatically, without any further action by the Corporation or the stockholders thereof, become one (1) outstanding share of Common Stock of the Corporation without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Stock Split. The Corporation will pay in cash the fair value of such fractional shares, without interest and as determined in good faith by the Board of Directors when those entitled to receive such fractional shares are determined.

The Reverse Stock Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Stock Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Stock Split are either delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	Common Stock

1.	General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and as may be designated by resolution of the Board of Directors with respect to any series of Preferred Stock as authorized herein.

2.	Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that the holders of the Common Stock are not entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock).

B.	Preferred Stock

1.	Issuance and Reissuance. Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided (“Preferred Stock Designation”).

2.	Blank Check Preferred. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

ARTICLE V.

The name and mailing address of the incorporator is as follows:

Mr. Gary C. Evans

P.O. Box 540308

Dallas, TX 75354

ARTICLE VI.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, make, alter, amend, repeal and rescind any or all of the bylaws of the Corporation, whether adopted by them or otherwise. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Board of Directors. Stockholders shall also have the power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation (A) prior to the first date on which the Common Stock of the Corporation is listed or quoted on a national securities exchange (the “Trigger Date”), except by the affirmative vote of holders of not less than 50% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, or (B) on and after the Trigger Date, except by the affirmative vote of holders of not less than 66 2⁄3% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board of Directors that was valid at the time it was taken.

ARTICLE VII.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Until the first annual meeting of stockholders to occur following the Trigger Date, the directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall consist of a single class, with the initial term of office to expire at such first annual meeting of stockholders to occur following the Trigger Date, and each director shall hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal. For purposes of this Amended and Restated Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders after their election, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

On and after the first annual meeting following the Trigger Date, the directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the initial term of office of the first class to expire at the second annual meeting of stockholders following the Trigger Date, the initial term of office of the second class to expire at the third annual meeting of stockholders following the Trigger Date, and the initial term of office of the third class to expire at the fourth annual meeting of stockholders following the Trigger Date, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal, and the Board of Directors shall be authorized to assign members of the Board of Directors, other than those directors who may be elected by the holders of any series of Preferred Stock, to such classes at the time such classification becomes effective. Beginning at the second annual meeting of stockholders following the Trigger Date and for each annual meeting thereafter, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

Subject to applicable law, the rights of the holders of any series of Preferred Stock, if any, then outstanding, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled (A) prior to the Trigger Date, by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, or the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the bylaws of the Corporation, and (B) on or after the Trigger Date, solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Until the Trigger Date, subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation thereunder), any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the bylaws of the Corporation. On and after the Trigger Date, subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) thereunder), any director may be removed only for cause, upon the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the bylaws of the Corporation.

The number of directors of the Corporation shall be determined in the manner set forth in the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VIII.

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

Prior to the Trigger Date, any action required or permitted to be taken at any annual meeting or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock and except as otherwise expressly provided by the terms of any series of Preferred Stock (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock) permitting the holders of such series of Preferred Stock to act by written consent, if any, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Board of Directors; provided, however, that prior to the Trigger Date, special meetings of the stockholders of the Corporation may also be called by the Secretary of the Corporation at the request of the holders of record of a majority of the outstanding shares of Common Stock. The authorized person(s) calling a special meeting may fix the date, time and place, if any, of such meeting. On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock, the stockholders of the Corporation do not have the power to call or request a special meeting of stockholders of the Corporation. The Board of Directors may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board of Directors.

ARTICLE IX.

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE X.

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which DGCL permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL.

Any amendment, repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

ARTICLE XI.

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added, or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

ARTICLE XII.

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE XIII.

The Corporation shall not be governed by or subject to the provisions of Section 203 of the DGCL as now in effect or hereafter amended, or any successor statute thereto.

ARTICLE XIV.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim against the Corporation, its directors, officers or employees or agents arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Corporation’s bylaws, or (D) any action asserting a claim against the Corporation, its directors, officers or employees or agents governed by the internal affairs doctrine, except as to each of (A) through (D) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or over which the Court of Chancery does not have subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV.

If any provision or provisions of this Article XIV shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIV (including, without limitation, each portion of any sentence of this Article XIV containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

To the fullest extent permitted by law, if any action the subject matter of which is within the scope of this Article XIV is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (A) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article XIV (an “FSC Enforcement Action”) and (B) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Amended and Restated Certificate of Incorporation on this 1st day of December, 2016.

By:	/s/ Gary C. Evans
Name:	Gary C. Evans

EXHIBIT B

CONFIDENTIAL INVESTOR QUESTIONNAIRE

CONFIDENTIAL INVESTOR QUESTIONNAIRE

1. ACCREDITED INVESTOR QUESTIONS

You represent and warrant to ENERGY HUNTER RESOURCES, INC., a Delaware corporation (the “Corporation”) that you come within one of the categories marked below, and that for any category marked, you have truthfully set forth the factual basis or reason you come within that category.

Please mark each applicable box:

☐	a.	You are: a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); an insurance company as defined in section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of U.S.$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and the investment decisions are made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S.$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(describe entity)

☐	b.	You are a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

☐	c.	You are a natural person (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds U.S.$1,000,000. In calculating net worth you may include equity in personal property and real estate (other than your principal residence) cash, short-term investments, stock and securities. Equity in personal property and real estate (other than your principal residence) should be based on the appraised fair market value of such property less debt secured by such property. With regard to your principal residence, you should not include any equity in such property, but any indebtedness secured by the residence that is greater than the appraised value of the residence should be included to reduce your net worth.

☐	d.	You are a natural person who had an individual income in excess of U.S.$200,000,or joint income with your spouse in excess of U.S.$300,000 in each of the last two calendar years, and you reasonably expect to reach the same income level in the current calendar year.

☐	e.	You are a director or executive officer of the Corporation.

☐	f.	You are a corporation, partnership, limited liability company, business trust, or a non-profit organization within the meaning of Section 501(c)(3) of the United States Internal Revenue Code, in each case not formed for the specific purpose of potentially making an investment in connection herewith and with total assets in excess of U.S.$5,000,000.

(describe entity)

☐	g.	You are a trust (not formed for the specific purpose of potentially making an investment in connection herewith) with total assets in excess of U.S.$5,000,000, where the purchase is directed by a “sophisticated person” as defined in Rule 506(b)(2)(ii) promulgated under the Securities Act. Such “sophisticated person” has the knowledge and experience in financial and business matters to capably evaluate the merits and risks of the prospective investment.

☐	h.	You are an entity all the equity owners of which are “accredited investors” within one or more of the above categories.

(describe entity)

☐	i.	You are not a “U.S. Person” as defined in Rule 902 promulgated under the Securities Act.

2.	BACKGROUND AND EXPERIENCE

If Subscriber is an individual, please provide the following information:

(a)	Education:

	Field of	Year
School	Degree	Conferred

(b)	Occupation: ____________________________________________________

(c)	Name of Business: _______________________________________________

(d)	Type of Business: _______________________________________________

(e)	Business Address: _______________________________________________

(f)	Position and Duties: ______________________________________________

3.	OTHER QUESTIONS

If the subscriber is a partnership, limited liability company, grantor trust or “S” corporation, please mark each applicable box:

☐	You have assets of substantial value other than your investment in the Corporation.

☐	You were not formed for the principal purpose of investing in the Corporation.

4.	INVESTMENT COMPANY ACT QUESTIONS

If Subscriber is a corporation, partnership, limited liability company, trust or other entity, please provide the following information:

☐	Subscriber is not an investment company under the 1940 Act for reasons other than the exclusions provided under Sections 3(c)(1) or 3(c)(7) thereof, or

☐	If Subscriber is not an investment company under the 1940 Act in reliance on the exclusions under Sections 3(c)(1) or 3(c)(7) thereof, state the number of beneficial owners of such entity’s securities (other than short-term paper) computed in accordance with Section 3(c)(1).

NUMBER OF BENEFICIAL OWNERS OF ALL SECURITIES: _________________

B-4